UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
 ____________________
Date of Report (Date of earliest event reported): July 8, 2019
Accenture plc
(Exact name of registrant as specified in its charter)

Ireland	001-34448	98-0627530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Grand Canal Square
Grand Canal Harbour
Dublin 2, Ireland
(Address of principal executive offices)
Registrant’s telephone number, including area code: (353) (1) 646-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0000225 per share	ACN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On July 8, 2019, the Board of Directors (the “Board”) of Accenture plc (the “Company”) appointed Julie Sweet to serve as the chief executive officer and a member of the Board, effective as of September 1, 2019. Additionally, on July 8, 2019, the Board appointed David Rowland, who has served as the Company’s interim chief executive officer and a member of the Board since January 10, 2019, as executive chairman of the Board, also effective as of September 1, 2019. Mr. Rowland will continue to serve as the Company’s interim chief executive officer until such time.
Ms. Sweet, 51, is currently chief executive officer of Accenture’s business in North America, the Company’s largest geographic region. Prior to assuming this role in 2015, Ms. Sweet served as the Company’s general counsel, secretary and chief compliance officer from March 2010 to June 2015. Prior to joining the Company, Ms. Sweet was a partner for ten years in the law firm of Cravath, Swaine & Moore LLP. Ms. Sweet holds a Bachelor of Arts degree from Claremont McKenna College and a Juris Doctor from Columbia Law School.
On July 8, 2019, the Board also approved the total target compensation for Ms. Sweet in her new role. Ms. Sweet’s cash compensation will be composed of a base salary, effective September 1, 2019, of $1,250,000 and a target annual bonus, which relates to fiscal 2020 company performance, of $2,500,000 (with a maximum of $5,000,000). In addition, the Board approved equity awards with a total target value of $10,250,000, composed of a target number of restricted share units (“RSUs”) with a fair market value of $7,687,500 as of the date of grant (with a maximum number of RSUs equal to 150% of that number) under the Company’s Key Executive Performance Share Program and a target award value of $2,562,500 under the Company’s Performance Equity Award Program, which will be earned based on fiscal 2020 performance.
On July 8, 2019, the Board also approved the total target compensation for Mr. Rowland in his new executive chairman role. Mr. Rowland’s cash compensation will remain unchanged effective as of September 1, 2019. The Board approved equity awards with a total target value of $11,300,000, composed of a target number of RSUs with a fair market value of $7,571,000 as of the date of grant (with a maximum number of RSUs equal to 150% of that number) under the Company’s Key Executive Performance Share Program and a target award value of $3,729,000 under the Company’s Performance Equity Award Program, which will be earned based on fiscal 2020 performance.
Ms. Sweet’s and Mr. Rowland’s equity awards are to be granted in the ordinary course when annual equity awards are typically granted to the Company’s executive officers – in January 2020 for the Key Executive Performance Share Program and in January 2021 for the Performance Equity Award Program. The equity awards will be subject to the Company’s approved standard terms and conditions, except that, in recognition of Mr. Rowland’s service as executive chairman, the Key Executive Program award will not be subject to a service vesting requirement.
In addition, in connection with these leadership changes, the independent directors of the Board also appointed Marge Magner to serve as the independent Lead Director, effective as of September 1, 2019.
Item 7.01 Regulation FD Disclosure
A copy of the Company’s news release announcing these leadership changes has been furnished as Exhibit 99 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99	News Release of Accenture, dated July 11, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 11, 2019	ACCENTURE PLC

	By:	/s/ Joel Unruch
	Name:	Joel Unruch
	Title:	Corporate Secretary